                                                                    Exhibit 10.7

--------------------------------------------------------------------------------
       DEBTOR NAME AND ADDRESS                SECURED PARTY NAME AND ADDRESS

        TEXAS TIMBERJACK, INC.                      BANCORPSOUTH BANK
          6004 S US HWY 59                         501 SOUTH WASHINGTON
          LUFKIN, TX 75904                          MARSHALL, TX 75670


Type: [ ] individual [ ] partnership [X] corporation [ ]
                                                        ------------------------
State of organization/registration (if applicable)
                                                  ------------------------------
[ ] If checked, refer to addendum for additional Debtors and signatures.
--------------------------------------------------------------------------------

                          COMMERCIAL SECURITY AGREEMENT
The date of this Commercial Security Agreement (Agreement) is APRIL 12, 2002   .
                                                              ------------------
SECURED DEBTS. This Agreement will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts that (Check one) [X] Debtor [ ]
                                                                 ---------------
                                             (Borrower) owe(s) to Secured Party:
---------------------------------------------

   [ ] Specific Debt(s). The debt(s), liability or obligations evidenced by (describe):
                   -------------------------------------------------------------
                                                                         and all
        ----------------------------------------------------------------
        extensions, renewals, refinancing, modifications and replacements of the debt, liability or obligations.

   [X] All Debt(s). All present and future debts, even if this Agreement is not referenced, the debts are also secured by other collateral, or the future debt is unrelated to or of a different type than the current debt. Nothing in this Agreement is a commitment to make future loans or advances.

SECURITY INTEREST. To secure the payment and performance of the Secured Debts, Debtor gives Secured Party a security interest in all of the Property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. "Property" includes all parts, accessories, repairs, replacements, Improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Agreement remains in effect until termination in writing, even if the Secured Debts are paid and Secured Party is no longer obligated to advance funds to Debtor or Borrower.

PROPERTY DESCRIPTION. The Property is described as follows:
   [ ] Accounts and Other Rights to Payment: All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned.
        This includes any rights and interests (including all liens) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.

   [ ] Inventory: All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor's business.

   [ ] Equipment: All equipment including, but no limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, and parts and tools. The property includes any equipment described in a list or schedule Debtor gives to Secured Property, but such a list is not necessary to create a valid security interest in all of Debtor's equipment.

   [ ] Instruments and Chattel Paper: All instruments, negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

   [ ] General Intangibles: All general intangibles including, but no limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use Debtor's name.

   [ ] Documents: All documents of title including, but not limited to, bill of lading, dock warrants and receipts, and warehouse receipts.

   [ ] Farm Products and Supplies: All farm products including, but not limited to, all poultry and livestock and their young, along with their produce, products, and replacements; all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor's farming operations.

   [ ] Government Payments and Programs: All payments, accounts, general intangibles, benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conservation reserve payments under any preexisting, current, or future Federal or state government program.

   [ ] Investment Property: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.

   [ ] Deposit Accounts: All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.

   [X] Specific Property Description: The Property includes, but not limited by, the following (if required, provide real estate description):


          ALL INVENTORY NOW OWNED AND HEREAFTER
          ACQUIRED BY DEBTOR WHEREVER LOCATED,
          EXCEPT PARTS INVENTORY
          6004 S US HWY 59
          LUFKIN, TX 75904


USE OF PROPERTY.  The Property will be used for  [ ] personal [X] business
[ ] agricultural [ ]                          purposes.
                    -------------------------

--------------------------------------------------------------------------------
THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SIGNATURES. Debtor agrees to the terms on pages 1 and 2 of this Agreement and acknowledges receipt of a copy of this Agreement.


       DEBTOR                               SECURED PARTY




--------------------------------------------------------------------------------